First Trust Advisors L.P.
1001 Warrenville Road
Lisle, Illinois  60532




May 28, 1999


Nike Securities L.P.
1001 Warrenville Road
Lisle, IL  60532

Re:  FT 334

Gentlemen:

     We   have  examined  the  Registration  Statement  File  No.
333-73343 for the above captioned fund. We hereby consent to the use in the Registration Statement of the references to First
Trust Advisors L.P. as evaluator.

     You are hereby authorized to file a copy of this letter with the Securities and Exchange Commission.

Sincerely,

First Trust Advisors L.P.



Robert M. Porcellino
Senior Vice President